Exhibit 99.1

INSPIRED REPORTS SECOND QUARTER 2024 RESULTS

●	Second Quarter Revenue of $75.6 million, driven primarily by Interactive results, up 40% year-over-year
●	Second Quarter Net Income of $2.0 million
●	Second Quarter Adjusted EBITDA of $25.5 million, driven primarily by Interactive results, up 69% year-over-year
●	Signed new six-year contract with William Hill, pursuant to which we will supply 5,000 new Vantage® terminals within their UK LBO estate
●	Announced agreement with AGLC to purchase 150 new Valor™ Terminals
●	Launched Hybrid Dealer™ with BetMGM in a second state, Michigan

New York, New York, August 8, 2024 - Inspired Entertainment, Inc. (“Inspired” or the “Company”) (NASDAQ: INSE), a leading B2B provider of gaming content, technology, hardware and services, today reported financial results for the three-month period ended June 30, 2024.

“We delivered solid second quarter 2024 results led by strength in our interactive business and a stable performance in gaming,” said Lorne Weil, Executive Chairman of Inspired. “Our Interactive segment had a record-breaking performance, achieving quarterly all-time highs in both revenue and Adjusted EBITDA, up 40% and 69%, respectively, compared to the same period last year. These results were achieved with only a modest contribution from our Hybrid Dealer product, which was live with just one product—the MGM Bonus City game show wheel—with a single customer and in a single market during the quarter.”

“Looking ahead, the expansion of our Hybrid Dealer offering remains a top priority. We’re pleased to announce that in July, we successfully launched the Hybrid Dealer game show wheel with BetMGM in Michigan, marking an important milestone in our growth strategy. We anticipate onboarding our second customer with a bespoke version of the game show wheel in the third quarter. Following that launch, we plan to roll out roulette for both customers. This is a particularly exciting development as roulette represents, by a significant margin, the largest category in the live dealer sector and one of the largest in the online gaming industry overall. The potential for growth in this area is substantial, and we’re incredibly excited to continue expanding our Hybrid Dealer presence.”

Weil added, “Within our digital business, we continue to experience a mix shift, with an increased contribution from Interactive relative to Virtual Sports. We anticipate the current period of sequential quarterly fluctuations in Virtual Sports revenue will begin to change, as we are in process of expanding geographies and continuing to roll out our latest content, including our NFL and NBA-themed games and virtual esports games such as CS:GO. Given our initiatives, we anticipate revenue and Adjusted EBITDA during the second half of the year from Virtual Sports will exceed the revenues and Adjusted EBITDA from the first half of 2024.

“The gaming and leisure segments continue to provide a core foundation to our earnings and cash flow. The segment is poised for a solid second half with several recent agreements that we’ve announced. A significant highlight of the quarter was the extension of our long-term partnership agreement with William Hill, covering approximately 1,300 betting shops in the United Kingdom. This extended agreement cements our position as the leading supplier for fully integrated managed services for William Hill’s entire UK estate of gaming terminals. As part of this partnership, William Hill is set to add 5,000 of our new Vantage® cabinets, a move designed to significantly enhance the offering within their licensed betting offices and drive growth.

“The deployment of these new cabinets is scheduled to begin during the fourth quarter of 2024, with expected completion in the first half of 2025. Based on our extensive experience with the Vantage cabinet in the UK LBO market and the consistent double-digit growth we’ve observed, we’re confident that these upgraded terminals will empower William Hill to deliver an enhanced gaming experience to their players, ultimately boosting their results and ours in parallel.”

Weil concluded, “Overall, we’re encouraged by the overall trajectory of our business, including the success of our Interactive segment, coupled with the promising expansion of our Hybrid Dealer product our strategic partnership with William Hill, and a range of initiatives in Virtual Sports. As we continue to innovate and adapt to market dynamics, we remain committed to delivering long-term value for our shareholders.”

Recent Business Highlights

●	Extended long-term relationship with William Hill by six years to provide fully integrated managed services for William Hill’s entire UK estate of gaming terminals, which includes 1,300 betting shops in the UK. William Hill has committed to lease 5,000 new Vantage® terminals.
●	Announced agreement with Alberta Gaming, Liquor and Cannabis (“AGLC”) in Canada to deploy 150 new Valor Terminals.
●	Launched iGaming content with Fanatics in Michigan and Pennsylvania.
●	Launched iGaming content with FanDuel in Connecticut, where Inspired is now covering 100% of the market.
●	Subsequent to quarter-end, launched the innovative Hybrid Dealer game MGM Bonus City with BetMGM in Michigan.
●	Subsequent to quarter-end, announced the expansion of Inspired’s agreement with bet365 to provide premium iGaming content in Pennsylvania.
●	Subsequent to quarter-end, announced a partnership with Scientific Games as the latest game studio to join the SG Content Hub Partner Program, the global lottery industry’s premier content delivery platform.
●	Subsequent to quarter-end, announced major contract with Mecca Bingo to supply 170 state-of-the-art gaming machines through a five-year agreement worth approximately $12.7 million.

Summary of Second Quarter 2024 Segment Financial Results

(unaudited)

	Three Months Ended June 30,		Reported Variance	Currency Movement 2024[2]	Functional Currency Variance
(In $ millions)	2024	2023	%	$	%
Total Revenue
Gaming (excl. Low Margin Hardware Sales)	$27.1	$26.7	1%	$0.4	0%
Virtual Sports	11.7	15.1	(23)%	0.1	(23)%
Interactive	9.4	6.7	40%	-	40%
Leisure	27.4	26.5	3%	0.3	3%

Total Company Revenue (excl. Low Margin Gaming Hardware Sales)	$75.6	$75.0	1%	$0.8	0%
Low Margin Gaming Hardware Sales	-	4.4	(100)%	-	(100)%
Total Company Revenue (incl. Low Margin Gaming Hardware Sales)	$75.6	$79.4	(5)%	$0.8	(6)%
Net operating income	9.4	13.8	(32)%	0.4	(35)%
Net income	2.0	5.6	(64)%	0.2	(68)%
Net loss per basic share	$0.07	$0.20	(65)%	NM3	(62)%
Net loss per diluted share	$0.07	$0.19	(65)%	NM3	(62)%

Non-GAAP Financial Measures
Adjusted EBITDA[1]
Gaming	$10.3	$11.2	(8)%	0.1	(9)%
Virtual Sports	9.6	13.1	(27)%	-	(27)%
Interactive	6.1	3.6	69%	0.1	66%
Leisure	6.1	6.5	(6)%	(0.2)	(4)%
Corporate	(6.6)	(7.2)	8%	0.2	6%

Total Company Adjusted EBITDA[1]	$25.5	$27.2	(6)%	$0.2	(7)%
Adjusted EBITDA Margin[1]	34%	34%
Adjusted EBITDA Margin (Excl. Low Margin Gaming Hardware Sales	34%	36%

Adjusted net income[1]	$5.7	$6.5	(12)%	0.1	(13)%
Adjusted net income per diluted share	$0.20	$0.22	(12)%	NM3	(11)%

1 Reconciliation to US GAAP shown below.

2 Currency movement calculated by translating 2024 and 2023 performances at 2023 exchange rates.

3 Percentage/dollar change is not meaningful.

Non-GAAP Financial Measures

We use non-GAAP financial measures, including Adjusted EBITDA, to analyze our operating performance. We use these financial measures to manage our business on a day-to-day basis. We believe that these measures are also commonly used in our industry to measure performance. For these reasons, we believe that these non-GAAP financial measures provide expanded insight into our business, in addition to standard U.S. GAAP financial measures. There are no uniform rules for defining and using non-GAAP financial measures, and as a result the measures we use may not be comparable to measures used by other companies, even if they have similar labels. The presentation of non-GAAP financial information should not be considered in isolation from, as a substitute for, or superior to, financial information prepared and presented in accordance with U.S. GAAP. You should consider our non-GAAP financial measures in conjunction with our U.S. GAAP financial statements.

We define our non-GAAP financial measures as follows:

EBITDA is defined as net loss excluding depreciation and amortization, interest expense, interest income and income tax expense.

Adjusted EBITDA is defined as net income (loss) excluding depreciation and amortization, interest expense, interest income and income tax expense, and other additional exclusions and adjustments (see Adjusted EBITDA reconciliation table). Such additional excluded amounts include stock-based compensation U.S. GAAP charges where the associated liability is expected to be settled in stock, and changes in the value of earnout liabilities and income and expenditure in relation to legacy portions of the business (being those portions where trading no longer occurs) including closed defined benefit pension schemes. Additional adjustments are made for items considered outside the normal course of business, including (1) restructuring costs, which include charges attributable to employee severance, management changes, restructuring, dual running costs, costs related to facility closures and integration costs, (2) merger and acquisition costs and (3) gains or losses not in the ordinary course of business.

We believe Adjusted EBITDA, when considered along with other performance measures, is a particularly useful performance measure, because it focuses on certain operating drivers of the business, including sales growth, operating costs, selling and administrative expense and other operating income and expense. We believe Adjusted EBITDA can provide a more complete understanding of our operating results and the trends to which we are subject, and an enhanced overall understanding of our financial performance and prospects for the future. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income or loss, because it does not take into account certain aspects of our operating performance (for example, it excludes non-recurring gains and losses which are not deemed to be a normal part of underlying business activities). Our use of Adjusted EBITDA may not be comparable to the use by other companies of similarly termed measures. Management compensates for these limitations by using Adjusted EBITDA as only one of several measures for evaluating our operating performance. In addition, capital expenditures, which affect depreciation and amortization, interest expense, and income tax benefit (expense), are evaluated separately by management.

Adjusted Net Income is defined as net income (loss) excluding the effects of certain exclusions and adjustments. Such excluded amounts include income and expenditure in relation to legacy portions of the business (being those portions where trading no longer occurs) including closed defined benefit pension schemes. Additional adjustments are made for items considered outside the normal course of business, including (1) restructuring costs, which include charges attributable to employee severance, management changes, restructuring, dual running costs, costs related to facility closures and integration costs, (2) merger and acquisition costs and (3) gains or losses not in the ordinary course of business. These items have been adjusted to reflect the tax impact from excluding them from net income (loss).

Adjusted Net Income per diluted share is computed by dividing the Adjusted Net Income by the weighted-average number of common shares outstanding during the period, including the effects of any potentially dilutive securities, including RSUs, using the treasury stock method, and convertible debt or convertible preferred stock, using the if-converted method, unless the inclusion would be anti-dilutive.

Functional Currency at Constant rate. Currency impacts shown have been calculated as the current-period average GBP:USD rate less the equivalent average rate in the prior year quarter, multiplied by the current period amount in our functional currency (GBP). The remaining difference, referred to as functional currency at constant rate, is calculated as the difference in our functional currency, multiplied by the prior year quarter average GBP: USD rate, as a proxy for functional currency at constant rate movement.

Currency Movement represents the difference between the results in our reporting currency (USD) and the results on a functional currency at constant rate basis.

Reconciliations from net loss, as shown in our Consolidated Statements of Operations and Comprehensive Loss, to Adjusted EBITDA are shown below.

Conference Call and Webcast

Inspired management will host a conference call and simultaneous webcast at 8:00 a.m. ET / 1:00 p.m. UK on Thursday, August 8, 2024 to discuss the financial results and general business trends.

Telephone: The dial-in number to access the call live is 1-800-715-9871 (US) or 1-646-307-1963 (International). Participants should ask to be joined into the Inspired Entertainment call.

Webcast: A live audio-only webcast of the call can be accessed through the “Events and Presentations” page of the Company’s website at www.inseinc.com under the Investors link. Please follow the registration prompts.

Replay: A replay of the webcast will be available on the Company’s website at www.inseinc.com.

About Inspired Entertainment, Inc.

Inspired offers an expanding portfolio of content, technology, hardware and services for regulated gaming, betting, lottery, social and leisure operators across retail and mobile channels around the world. The Company’s gaming, virtual sports, interactive and leisure products appeal to a wide variety of players, creating new opportunities for operators to grow their revenue. The Company operates in approximately 35 jurisdictions worldwide, supplying gaming systems with associated terminals and content for approximately 50,000 gaming machines located in betting shops, pubs, gaming halls and other route operations; virtual sports products through more than 32,000 retail venues and various online websites; interactive games for 170+ websites; and a variety of amusement entertainment solutions with a total installed base of more than 16,000 terminals. Additional information can be found at www.inseinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our ability to bring certain of our products to customers in the various markets in which we operate and execute on our strategic plan, statements regarding expectations with respect to potential new customers and statements regarding our anticipated financial performance. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “expect,” “estimate,” “plan,” “will,” “would” and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on Inspired management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of Inspired’s control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing Inspired’s views as of any subsequent date. You are advised to review carefully the “Risk Factors” section of Inspired’s annual report on Form 10-K for the fiscal year ended December 31, 2023, and subsequent quarterly reports on Form 10-Q, which are available, free of charge, on the U.S. Securities and Exchange Commission’s website at www.sec.gov. Inspired does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

For Investors

IR@inseinc.com

+1 (646) 277-1285

For Press and Sales

inspiredsales@inseinc.com

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in millions, except share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Service	$65.8	$67.5	$122.9	$125.0
Product sales	9.8	11.9	15.8	19.3
Total revenue	75.6	79.4	138.7	144.3

Cost of sales:
Cost of service (1)	(19.0)	(20.5)	(34.9)	(35.5)
Cost of product sales (1)	(5.8)	(8.4)	(10.3)	(15.1)

Selling, general and administrative expenses	(30.8)	(26.6)	(65.0)	(55.8)
Depreciation and amortization	(10.6)	(10.1)	(20.5)	(19.5)
Net operating income	9.4	13.8	8.0	18.4

Other expense
Interest expense, net	(6.7)	(7.3)	(13.3)	(13.6)
Other finance income	0.1	0.1	0.2	0.2

Total other expense, net	(6.6)	(7.2)	(13.1)	(13.4)

Net income (loss) before income taxes	2.8	6.6	(5.1)	5.0
Income tax (expense) benefit	(0.8)	(1.0)	1.4	(0.8)
Net income (loss)	2.0	5.6	(3.7)	4.2

Other comprehensive income:
Foreign currency translation (loss) gain	(0.2)	(2.7)	0.8	(5.6)
Reclassification of loss on hedging instrument to comprehensive income	—	0.1	—	0.3
Actuarial gains on pension plan	0.3	0.3	0.6	0.5
Other comprehensive income (loss)	0.1	(2.3)	1.4	(4.8)

Comprehensive income (loss)	$2.1	$3.3	$(2.3)	$(0.6)

Net income (loss) per common share – basic	$0.07	$0.20	$(0.13)	$0.15
Net income (loss) per common share - diluted	$0.07	$0.19	$(0.13)	$0.14

Weighted average number of shares outstanding during the period – basic	28,474,059	28,186,725	28,538,897	28,081,041
Weighted average number of shares outstanding during the period – diluted	29,046,281	29,073,078	28,538,897	29,023,288

Supplemental disclosure of stock-based compensation expense
Stock-based compensation included in:
Selling, general and administrative expenses	$(1.6)	$(3.1)	$(3.9)	$(6.0)

(1)	Excluding depreciation and amortization

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	June 30 2024	December 31,2023
	(Unaudited)
Assets
Cash	$23.5	$40.0
Accounts receivable, net	41.9	40.6
Inventory	30.4	32.3
Prepaid expenses and other current assets	39.7	39.6
Total current assets	135.5	152.5

Property and equipment, net	61.4	62.8
Software development costs, net	23.1	21.8
Other acquired intangible assets subject to amortization, net	16.7	13.4
Goodwill	58.3	58.8
Operating lease right of use asset	15.3	14.2
Costs of obtaining and fulfilling customer contracts, net	10.3	9.4
Other assets	6.0	8.0
Total assets	$326.6	$340.9

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable and accrued expenses	$47.7	$60.8
Corporate tax and other current taxes payable	4.5	6.3
Deferred revenue, current	4.9	5.6
Operating lease liabilities	5.2	4.7
Current portion of long-term debt	19.0	19.1
Other current liabilities	6.4	4.2
Total current liabilities	87.7	100.7

Long-term debt	294.0	295.6
Finance lease liabilities, net of current portion	2.0	1.6
Deferred revenue, net of current portion	7.2	7.1
Operating lease liabilities	10.3	9.8
Other long-term liabilities	2.8	4.1
Total liabilities	404.0	418.9

Commitments and contingencies

Stockholders’ deficit
Preferred stock; $0.0001 par value; 1,000,000 shares authorized, no shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively.	—	—
Common stock; $0.0001 par value; 49,000,000 shares authorized; 26,571,308 shares and 26,219,021 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	—	—
Additional paid in capital	389.0	386.1
Accumulated other comprehensive income	45.9	44.5
Accumulated deficit	(512.3)	(508.6)
Total stockholders’ deficit	(77.4)	(78.0)
Total liabilities and stockholders’ deficit	$326.6	$340.9

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net (loss) / income	$(3.7)	$4.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20.5	19.5
Amortization of right of use asset	2.0	1.9
Stock-based compensation expense	3.9	6.0
Contract cost expense	(5.7)	(5.2)
Reclassification of loss on hedging instrument to comprehensive income	—	0.3
Non-cash interest expense relating to senior debt	0.6	1.0
Changes in assets and liabilities:
Accounts receivable	(1.6)	3.2
Inventory	1.7	(14.6)
Prepaid expenses and other assets	5.0	2.5
Corporate tax and other current taxes payable	(6.1)	(1.5)
Accounts payable and accrued expenses	(17.6)	(7.6)
Deferred revenues and customer prepayment	1.7	24.7
Operating lease liabilities	(2.1)	(1.8)
Other long-term liabilities	(0.7)	(0.1)
Net cash (used in) provided by operating activities	(2.1)	32.5

Cash flows from investing activities:
Purchases of property and equipment	(7.3)	(8.7)
Acquisition of third-party company trade and assets	—	(0.6)
Purchases of capital software and internally developed costs	(6.2)	(6.7)
Net cash used in investing activities	(13.5)	(16.0)

Cash flows from financing activities:
Repurchase of common stock	—	(0.1)
Repayments of finance leases	(0.5)	(0.7)
Net cash used in financing activities	(0.5)	(0.8)

Effect of exchange rate changes on cash	(0.4)	1.4
Net (decrease) increase in cash	(16.5)	17.1
Cash, beginning of period	40.0	25.0
Cash, end of period	$23.5	$42.1

Supplemental cash flow disclosures
Cash paid during the period for interest	$12.8	$11.9
Cash paid during the period for income taxes	$1.4	$4.5
Cash paid during the period for operating leases	$5.0	$3.9

Supplemental disclosure of non-cash investing and financing activities
Lease liabilities arising from obtaining right of use assets	$(3.1)	$(0.2)
Additional paid in capital from settlement of RSUs	$(0.8)	$(0.2)
Property and equipment acquired through finance lease	$1.3	$1.2
ARO assets arising during the period	$0.1	$—

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA RECONCILIATION BY SEGMENT

(in millions)

(Unaudited)

Three Months Ended June 30, 2024

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total

Net income (loss)	$6.4	$7.0	$4.8	$3.0	$(19.2)	$2.0
Items Relating to Legacy Activities:
Pension charges	—	—	—	—	0.3	0.3

Items outside the normal course of business:
Costs of group restructure	0.3	—	—	—	0.5	0.8
Costs of group restatement	—	—	—	—	2.8	2.8

Stock-based compensation expense	0.2	0.1	0.1	0.1	1.1	1.6
Depreciation and amortization	3.4	2.5	1.2	3.0	0.5	10.6
Interest expense, net	—	—	—	—	6.7	6.7
Other finance income	—	—	—	—	(0.1)	(0.1)
Income tax	—	—	—	—	0.8	0.8
Adjusted EBITDA	$10.3	$9.6	$6.1	$6.1	$(6.6)	$25.5

Adjusted EBITDA	£8.1	£7.7	£4.8	£4.9	£(5.3)	£20.2

Exchange rate - $ to £						1.26

Three Months Ended June 30, 2023

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total

Net income (loss)	$6.2	$12.1	$2.5	$3.1	$(18.3)	$5.6
Items Relating to Legacy Activities:
Pension charges	—	—	—	—	0.2	0.2

Items outside the normal course of business:
Costs of group restructure	—	—	—	—	—	—

Stock-based compensation expense	0.4	0.2	0.1	0.4	2.0	3.1
Depreciation and amortization	4.6	0.8	1.0	3.0	0.7	10.1
Interest expense, net	—	—	—	—	7.3	7.3
Other finance income	—	—	—	—	(0.1)	(0.1)
Income tax	—	—	—	—	1.0	1.0
Adjusted EBITDA	$11.2	$13.1	$3.6	$6.5	$(7.2)	$27.2

Adjusted EBITDA	£8.9	£10.5	£2.9	£5.1	£(5.6)	£21.8

Exchange rate - $ to £						1.24

Six Months Ended June 30, 2024

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total

Net income (loss)	$9.2	$16.4	$7.9	$1.7	$(38.9)	$(3.7)
Items Relating to Legacy Activities:
Pension charges	—	—	—	—	0.6	0.6

Items outside the normal course of business:
Costs of group restructure	0.3	—	—	—	0.6	0.9
Costs of group restatement	—	—	—	—	7.8	7.8

Stock-based compensation expense	0.4	0.2	0.2	0.2	2.9	3.9
Depreciation and amortization	7.7	3.4	2.4	6.0	1.0	20.5
Interest expense, net	—	—	—	—	13.3	13.3
Other finance income	—	—	—	—	(0.2)	(0.2)
Income tax	—	—	—	—	(1.4)	(1.4)
Adjusted EBITDA	$17.6	$20.0	$10.5	$7.9	$(14.3)	$41.7

Adjusted EBITDA	£14.0	£15.6	£8.2	£6.3	£(11.3)	£32.8

Exchange rate - $ to £						1.27

Six Months Ended June 30, 2023

	Gaming	Virtual Sports		Interactive	Leisure	Corporate	Total

Net income (loss)	$11.1	$23.8		$4.8	$0.8	$(36.3)	$4.2
Items Relating to Legacy Activities:
Pension charges	—	—		—	—	0.4	0.4

Items outside the normal course of business:
Costs of group restructure	—	—	—	—	—	3.0	3.0

Stock-based compensation expense	0.7	0.4		0.3	0.5	4.1	6.0
Depreciation and amortization	9.1	1.6		1.6	6.1	1.1	19.5
Interest expense, net	—	—		—	—	13.6	13.6
Other finance income	—	—		—	—	(0.2)	(0.2)
Income tax	—	—		—	—	0.8	0.8
Adjusted EBITDA	$20.9	$25.8		$6.7	$7.4	$(13.5)	$47.3

Adjusted EBITDA	£16.9	£20.9		£5.4	£5.9	£(10.7)	£38.4

Exchange rate - $ to £							1.23

ADJUSTED NET INCOME RECONCILIATION

(in millions, except share data)

(Unaudited)

	For the Three-Month Period ended		For the Six-Month Period ended
	Unaudited	Unaudited	Unaudited	Unaudited
	June 30,	June 30,	June 30,	June 30,
(In millions)	2024	2023	2024	2023
Net income (loss)	$2.0	$5.6	$(3.7)	$4.2
Items Relating to Legacy Activities:
Pension charges	0.3	0.2	0.6	0.4

Items outside the normal course of business:
Cost of group restructure	0.8	—	0.9	3.0
Cost of group restatement	2.8	—	7.8	—

Effect of exchange rates on cash	—	1.0	(0.4)	1.0
Mark to market movement on currency deals	(0.1)	(0.2)	0.2	(0.1)
Other finance income	(0.1)	(0.1)	(0.2)	(0.2)
Tax Impact	—	—	0.1	—
Adjusted Net Income	$5.7	$6.5	$5.3	$8.3

Adjusted Net Income	£4.5	£5.2	£4.2	£6.8

Exchange Rate - $ to £	1.26	1.25	1.27	1.23

Weighted average number of shares outstanding– diluted	29,046,281	29,073,078	29,021,756	29,023,288

Adjusted Net Income per diluted share	$0.20	$0.22	$0.18	$0.29

PRO-RATED SEGMENT ADJUSTED EBITDA CONTRIBUTION

(in millions)

(Unaudited)

Three Months Ended June 30, 2024

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total

Total Revenue	$27.1	$11.7	$9.4	$27.4	$—	$75.6

Segment % of Total Revenue	35.9%	15.5%	12.4%	36.2%		100.0%

Adjusted EBITDA	$10.3	$9.6	$6.1	$6.1	$(6.6)	$25.5
Corporate allocation(1)	(2.4)	(1.0)	(0.8)	(2.4)	6.6	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$7.9	$8.6	$5.3	$3.7	$—	$25.5

Segment Contribution to Adjusted EBITDA	31.0%	33.7%	20.8%	14.5%		100.0%

(1) Corporate allocation pro-rated by segment % of total revenue contribution

Three Months Ended June 30, 2023

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total

Total Adjusted Revenue	$26.7	$15.1	$6.7	$26.5	$—	$75.0

Segment % of Total Adjusted Revenue	35.6%	20.1%	9.0%	35.3%		100.0%

Adjusted EBITDA	$11.2	$13.1	$3.6	$6.5	$(7.2)	$27.2
Corporate allocation(1)	(2.6)	(1.4)	(0.7)	(2.5)	7.2	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$8.6	$11.7	$2.9	$4.0	$—	$27.2

Segment Contribution to Adjusted EBITDA	31.6%	43.0%	10.7%	14.7%		100.0%

(1) Corporate allocation pro-rated by segment % of total Adjusted Revenue contribution

Six Months Ended June 30, 2024

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total

Total Revenue	$51.1	$24.1	$17.5	$46.0	$—	$138.7

Segment % of Total Revenue	36.8%	17.4%	12.6%	33.2%		100.0%

Adjusted EBITDA	$17.6	$20.0	$10.5	$7.9	$(14.3)	$41.7
Corporate allocation(1)	(5.3)	(2.5)	(1.8)	(4.7)	14.3	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$12.3	$17.5	$8.7	$3.2	$—	$41.7

Segment Contribution to Adjusted EBITDA	29.5%	42.0%	20.8%	7.7%		100.0%

(1) Corporate allocation pro-rated by segment % of total revenue contribution

Six Months Ended June 30, 2023

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total

Total Adjusted Revenue	$53.8	$29.9	$12.6	$43.6	$—	$139.9

Segment % of Total Adjusted Revenue	38.4%	21.4%	9.0%	31.2%		100.0%

Adjusted EBITDA	$20.9	$25.8	$6.7	$7.4	$(13.5)	$47.3
Corporate allocation(1)	(5.2)	(2.9)	(1.2)	(4.2)	13.5	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$15.7	$22.9	$5.5	$3.2	$—	$47.3

Segment Contribution to Adjusted EBITDA	33.2%	48.4%	11.6%	6.8%		100.0%

(1) Corporate allocation pro-rated by segment % of total Adjusted Revenue contribution